Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254520) of The Duckhorn Portfolio, Inc. of our report dated October 4, 2021 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 4, 2021